EXHIBIT 5.1



                             [FF&M LETTERHEAD]
                       FRAZIER, FRAZIER & MAHLER, L.L.P.
                            Post Office Drawer 1559
                            Greensboro, NC  27402
                                (910) 378-9411


                                  September 5, 1997



Unifi, Inc.
7201 West Friendly Avenue
Greensboro, NC  27410

     Re: Registration Statement on Form S-8 of the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan

Gentlemen:

     We have acted as counsel to Unifi, Inc., a New York corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 5, 1997, of the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan (the "Plans"). This opinion letter is Exhibit 5.1 to the Registration Statement.

     In rendering this opinion, we have relied upon an officer's certificate as to corporate action taken heretofore taken with respect to the Plans. We have also relied on an opinion of counsel licensed to practice law in the State of New York, as to matters of law in that state.

     Based on the foregoing, we are of the opinion that Shares of the Corporation's Common Stock, $.10 par value, to be issued by the Corporation pursuant to the terms and conditions of the Plans, are legally authorized, and when such Shares shall have been issued upon the terms and conditions set forth in the Plans, then such Shares shall be validly issued, fully paid and nonassessable.

     We hereby consent (1) to be named in the Registration Statement as attorneys who passed upon the legality of the Shares, and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  FRAZIER, FRAZIER & MAHLER, L.L.P.